Exhibit 10.6

CLIC5852

HUTS/FD/17/12/09

License Agreement

Non-exploitation and third party patent

BETWEEN

The Walloon Region,

Represented by Mr. Jean-Marc Nollet,

Vice-President and Minister of Sustainable Development and the Public Service

Place des Célestines, 1 5000 - NAMUR

Hereinafter called the REGION,

AS FIRST PARTY

AND

ValiRx plc, 24 Greville Street, London EC1N 8SS, United Kingdom

Represented by Dr George Morris, Director and Chief Operating Officer

Hereinafter called the DONOR OF SUB LICENSE

AS SECOND PARTY

AND

ValiBio SA, located Avenue Georges Lemaître, 25 to 6041 GOSSELIES

Represented by Patrick J. Rousseau, Managing Director,

Hereinafter called the COMPANY,

AS THIRD PARTY

WHEREAS:

Chroma Therapeutics Limited, 92, Milton Park Abington, Oxfordshire OX14 4RY, UK is the owner of the patent WO 2005/019826 A1, 3 March 2005 entitled "Detection of Histone Modification in Cell-Free Nucleosomes”

hereinafter called the PATENT.

The DONOR OF SUBLICENSE is the owner of a license on the Patent by virtue of the contract concluded on 3 October 2007. This license is hereinafter referred to as the PRIMARY LICENSE.

The COMPANY introduced to the REGION a request for a repayable grant hereinafter called the GRANT for a research project entitled "Diagnosis of colorectal cancer by nucleosomics”.

To perform the project, the COMPANY should use elements that are the subject of the PRIMARY LICENSE and therefore of the PATENT.

Therefore the DONOR OF SUBLICENSE has granted an exclusive license on the PRIMARY LICENSE by virtue of the contract signed on 18 January 2008. This license is hereinafter called the SECONDARY LICENSE.

The legal, regulatory and contractual requirements applicable to the GRANT state, in essence, that the COMPANY will transfer, in a certain number of cases, the exclusive exploitation rights on the results of the funded research, to the REGION or any entity designated by it. This transfer takes place when the COMPANY:

- renounces the GRANT within the course of the research;

- decides not to exploit the results;

- decides not to pursue the exploitation of results,

- is declared bankrupt or

- been the subject of a corporate restructuring or a liquidation.

In such cases, the continued use of the results can only be considered if the entity to which the exploitation rights are transferred simultaneously enjoys the rights to the PATENT part of the SECONDARY LICENSE.

IN WITNESS WHEREOF, IT IS AGREED AS FOLLOWS:

1.

In any case where, under legal, regulatory or contractual provisions of the GRANT, the COMPANY transfers to the REGION or any entity designated by it the exclusive exploitation rights on the results of research funded by the GRANT, the DONOR OF SUBLICENSE agrees to grant to the REGION or the entity referred to an exploitation license of the PATENT and the PRIMARY LICENSE, following modalities set forth below.

The DONOR OF SUBLICENSE declares that it is familiar with cases where the transfer referred to in paragraph 1 takes place.

2.

The REGION alone negotiates and determines with any interested entity the global rules under which it sells or it grants rights to exploit the results.

3.

The exploitation license that the DONOR OF SUBLICENSE grants to the covered entity is exclusive and covers at least the rights stipulated in the SECONDARY LICENSE. Its financial compensation may not exceed that which is stipulated in the SECONDARY LICENSE unless otherwise approved by the REGION.

4.

The SECONDARY LICENSE is made under the condition subsequent to the conclusion of the license referred to in points 1. and 2. above.

5.

Should the DONOR OF SUBLICENSE plan to abandon the PRIMARY LICENSE, it shall inform the REGION and the COMPANY beforehand. Within 90 days after receipt of this information, the REGION can ask the DONOR OF SUBLICENSE that it transfers ownership of the PRIMARY LICENSE for free and in preference to any other candidate. Once the transfer is effective, the REGION shall bear the defense proceedings or maintaining the PRIMARY LICENSE.

6.

The DONOR OF SUBLICENSE and the COMPANY will send all mail related to this agreement and with addressee being the REGION to – Direction Générale Operatoinelle – Économie, Emploi et Recherche du Service public de Wallonie, Place de Wallonie 1, bâtiment III à 5100 Jambes. Any change of address (REGION, DONOR OF SUBLICENSE, COMPANY) will be notified in writing to all parties to this contract.

7.

In case of contradiction between this agreement and other provisions which bind the DONOR OF SUBLICENSE and the COMPANY, the provisions of this agreement shall prevail, even if these were made before.

8.

This agreement is concluded under the suspensive condition that the REGION gives the GRANT to the company.

9.

Chroma Therapeutics owner of the PATENT, has been informed of the existence of the SECONDARY LICENSE and of the legal, regulatory and contractual conditions of the GRANT as acknowledged by the attached letter.

10.

This agreement is governed by Belgian law. Any dispute concerning its interpretation or execution is of the jurisdiction of Namur.

Done in Namur, the 16 March 2010, in 7 copies, each party acknowledging having taken one.

For the REGION

Jean-Marc NOLLET

Vice-Président

Ministre du Développement durable

et de la Fonction publique

For the DONOR OF SUBLICENSE

For the COMPANY

/s/ George Morris

/s/ Patrick Rousseau

George MORRIS

Patrick ROUSSEAU

Director

Managing Director

ValiRx plc

ValiBio s.a.

Attachment: Letter of Chroma Therapeutics Limited and its certified French translation.

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